Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE Second fiscal quarter ENDED December 31, 2015

Posts record quarterly results with revenues of $207.0 Million – Up $101.0 million or 95.3%;

Net revenues increased 72.5% to $47.6 Million

Adjusted EBITDA increased 65.0% to $6.2 Million

BELLEVUE, WA February 16, 2016 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a third party logistics and multi-modal transportation services company, today reported financial results for the three and six months ended December 31, 2015.

Second quarter Financial Highlights (Quarter Ended December 31, 2015)

•	Revenues increased to $207.0 million, up $101.0 million, or 95.3% compared to revenues of $105.9 million for the comparable prior year period.
•	Net revenues increased to $47.6 million, up $20.0 million, or 72.5%, compared to net revenues of $27.6 million for the comparable prior year period.
•

Net loss attributable to common stockholders was $2.5 million, or $0.05 per basic and fully diluted share, for the second fiscal quarter of 2016, which included a $2.2 million net non-recurring non-cash impairment of acquired intangibles in connection with its acquisition of On Time Express Inc. (“OTE”), compared to net income of $0.3 million, or $0.01 per basic and fully diluted share, for the comparable prior year period.

•

Adjusted net income attributable to common stockholders was $3.0 million, or $0.06 per basic and fully diluted share, for the second fiscal quarter of 2016, compared to adjusted net income attributable to common stockholders of $1.7 million, or $0.05 per basic and fully diluted share, for the comparable prior year period. Both periods are calculated by applying a normalized tax rate of 36% and excluding other items not considered part of regular operating activities.

•

Adjusted EBITDA increased 65.0% to $6.2 million for the second fiscal quarter of 2016, compared to adjusted EBITDA of $3.7 million in the comparable prior year period. Normalizing these results to exclude $0.7 million in non-recurring transition costs associated with the interim operation of Service By Air’s back-office operations, Adjusted EBITDA would have been $6.9 million for the second fiscal quarter of fiscal 2016.

Network Expansion – Acquisitions

On November 2, 2015, the Company completed its acquisition of Copper Logistics, Incorporated, a Minneapolis, Minnesota based company that provides a full range of domestic and international transportation and logistics services across North America. The Company has structured the transaction similar to previous acquisitions, with a portion of the expected purchase price payable in subsequent periods based on future performance of the acquired operation.

Stock Buy-Back

On January 7, 2016, the Company announced that its board of directors has authorized the repurchase of up to five million shares of the Company’s common stock through December 31, 2016. As of December 31, 2015, the Company had 48,743,581 shares outstanding.

CEO Comments

“We are very pleased to report record results for the quarter ended December 31, 2015 and our continuing trend of profitable growth,” said Bohn Crain, Founder and CEO. We posted revenues of $207.0 million, up $101.0 million or 95.3%; net revenues of $47.6 million, up $20.0 million, or 72.5%; and adjusted EBITDA of $6.2 million, up $2.4 million or 65.0%, over the comparable prior year period. We also continue to make good progress in leveraging our personnel and general administrative costs as a function of our net revenues with our adjusted EBITDA (normalized to exclude the non-recurring transitions costs associated with the operation of Service by Air’s back-office operations), as a percentage of net revenues, improving 100 basis points from 13.5% to 14.5% for the comparable prior year period. In addition, we also reported record cash from operations for the six months ended December 31, 2015 of $15.7 million.”

“These record results are inclusive of some isolated challenges we encountered with On Time Express (“OTE”), our Phoenix based line haul operation which reported an adjusted EBITDA loss of $473,000 for the quarter ended December 31, 2015 compared to an adjusted EBITDA contribution of $705,000 for the comparable prior year period as a result of the loss of a significant piece of business from one of its customers. Excluding OTE’s adjusted EBITDA loss of $473,000, we would have reported normalized adjusted EBITDA of $7,362,000 for the quarter ended December 31, 2015. We have moved aggressively to right-size the organization and we expect OTE to return to profitability over the second half of our fiscal year ended June 30, 2016.  In addition, we wrote off the remaining $0.3 million in contingent earn-out payments and recognized a $3.7 million pre-tax loss on impairment of the acquired intangible assets we were carrying on our books in connection with that acquisition. More broadly, the balance of our platform continues to deliver solid results and excluding the impact of OTE, generated organic growth in net revenues of approximately 7.5% for the quarter ended December 31, 2015.”

Crain continued: “There is obviously a fair bit of economic uncertainty as we head into the second half of our fiscal year. The good news for Radiant is we sit in the strongest financial position in the Company’s history: low leverage, a $65.0 million ABL facility that remains untapped, solid free cash flow and poised to take advantage of market opportunities as they present themselves. We also remain committed to our long standing strategy to deliver profitable growth through a combination of organic and acquisition growth initiatives. On the organic growth front we recently added Joe Bento to our leadership team and we are excited about his impact on the organization going forward. On the acquisition side, we continue to focus on tuck-in acquisitions with a particular interest in buying agent station locations both inside and outside our network. Given the current weakness in our stock price we also announced a stock buy earlier this year and will be continuing to evaluate the repurchase of up to 5 million shares of our stock as we consider how best to allocate our capital. In addition, should we choose, starting in April of this year we have the opportunity to use our ABL facility (LIBOR+ 150) to pay off $25.0 million of sub debt at a rate of 10.5%. This would represent approximately $2.0 million in annual pre-tax savings to the Company. In short, we continue to be very bullish on Radiant’s current position and long term prospects and we enjoy a number of levers to drive shareholder value.”

“With respect to our guidance for fiscal 2016 and assuming the economy continues to hold, we believe adjusted EBITDA in line with current consensus estimates of approximately $30.0 million is still achievable. Given the possibility of further softening in the economy, we are updating our guidance to reflect adjusted EBITDA in the range of $28.0 – $30.0 million. Based on the recent deterioration in fuel price, which is generally a pass through in our business, we are also reducing our guidance for top line revenues to $836.0 – $852.0 million with net revenues of $188.8 – $192.4 million. This equates to adjusted net income attributable to common shareholders in the range of $9.9 – $11.2 million, or $0.20 – $0.23 per basic and fully diluted share and does not give effect for the potential benefit in interest expense available to us if we ultimately choose to use our ABL facility to retire our $25.0 million in sub debt.”

Second quarter ended December 31, 2015 – Financial Results

For the three months ended December 31, 2015, Radiant reported a net loss attributable to common stockholders of $2,527,000 on $207.0 million of revenues, or $0.05 per basic and fully diluted share, including a $2.2 million net non-recurring non-cash impairment of acquired intangibles in connection with its acquisition of OTE. For the three months ended December 31, 2014, Radiant reported net income attributable to common stockholders of $327,000 on $105.9 million of revenues, or $0.01 per basic and fully diluted share.

For the three months ended December 31, 2015, Radiant reported adjusted net income attributable to common stockholders of $3,027,000, or $0.06 per basic and fully diluted share. For the three months ended December 31, 2014, Radiant reported adjusted net income attributable to common stockholders of $1,689,000, or $0.05 per basic and fully diluted share.

The Company also reported adjusted EBITDA of $6,151,000 for the three months ended December 31, 2015, compared to adjusted EBITDA of $3,728,000 for the three months ended December 31, 2014. Normalizing these results to exclude $0.7 million in non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, Adjusted EBITDA would have been $6.9 million for the three months ended December 31, 2015.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the three months ending December 31, 2015 and 2014 appears at the end of this release.

Six months ended December 31, 2015 – Financial Results

For the six months ended December 31, 2015, Radiant reported a net loss attributable to common stockholders of $2,700,000 on $425.6 million of revenues, or $0.06 per basic and fully diluted share, including a $2.2 million net non-recurring non-cash impairment of acquired intangibles in connection with its acquisition of OTE. For the six months ended December 31, 2014, Radiant reported net income attributable to common stockholders of $1,337,000 on $204.2 million of revenues, or $0.04 per basic and fully diluted share.

For the six months ended December 31, 2015, Radiant reported adjusted net income attributable to common stockholders of $7,236,000, or $0.15 per basic and fully diluted share. For the six months ended December 31, 2014, Radiant reported adjusted net income attributable to common stockholders of $3,342,000, or $0.10 per basic and $0.09 per fully diluted share.

The Company also reported adjusted EBITDA of $14,336,000 for the six months ended December 31, 2015, compared to adjusted EBITDA of $7,315,000 for the six months ended December 31, 2014. Normalizing these results to exclude $1.4 million in non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, Adjusted EBITDA would have been $15.7 million for the six months ended December 31, 2015.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the six months ended December 31, 2015 and 2014 appears at the end of this release.

Investor Conference Call

Radiant will host a conference call for stockholders and the investing community on Tuesday, February 16, 2016 at 4:30 pm, ET to discuss the contents of this release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for two weeks after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using conference ID number 13630040. This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third party logistics and multimodal transportation services company. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with its most recent operating results and trends; our ability to maintain positive relationships with Wheels' third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

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RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

	December 31,	June 30,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$20,126,312	$7,268,144
Accounts receivable, net of allowance of $1,819,512 and $1,551,202, respectively	107,977,722	127,348,546
Employee and other receivables	120,378	110,728
Income tax deposit	4,954,723	4,102,191
Prepaid expenses and other current assets	5,199,816	5,671,872
Deferred tax asset	1,977,433	1,977,433
Total current assets	140,356,384	146,478,914

Furniture and equipment, net	13,312,694	13,175,890

Acquired intangibles, net	76,088,477	82,954,682
Goodwill	63,119,472	63,089,222
Deposits and other assets	2,223,373	3,007,492
Total long-term assets	141,431,322	149,051,396
Total assets	$295,100,400	$308,706,200

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$79,819,306	$92,025,407
Commissions payable	11,504,009	9,449,047
Other accrued costs	5,384,248	7,732,101
Due to former shareholders of acquired operations	—	683,593
Current portion of notes payable	1,537,628	543,086
Current portion of contingent consideration	3,029,000	1,872,000
Current portion of transition and lease termination liability	1,509,761	282,849
Other current liabilities	292,226	297,727
Total current liabilities	103,076,178	112,885,810

Notes payable, net of current portion	47,851,343	85,892,515
Contingent consideration, net of current portion	3,726,000	5,741,000
Transition and lease termination liability, net of current portion	857,112	923
Deferred rent liability	931,840	1,143,749
Deferred tax liability	15,502,503	17,544,417
Other long-term liabilities	778,938	1,004,812
Total long-term liabilities	69,647,736	111,327,416
Total liabilities	172,723,914	224,213,226

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980,000	839	839
Common stock, $0.001 par value, 100,000,000 shares authorized; 48,743,581 and 42,563,224 shares issued and outstanding, respectively	30,198	24,018
Additional paid-in capital	113,826,750	74,658,960
Deferred compensation	(1,976)	(4,166)
Retained earnings	7,446,336	10,146,282
Accumulated other comprehensive income (loss)	1,026,938	(394,547)
Total Radiant Logistics, Inc. stockholders’ equity	122,329,085	84,431,386
Non-controlling interest	47,401	61,588
Total stockholders’ equity	122,376,486	84,492,974
Total liabilities and stockholders’ equity	$295,100,400	$308,706,200

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Revenues	$206,951,043	$105,948,104	$425,603,615	$204,179,492
Cost of transportation	159,354,826	78,355,731	327,294,293	150,262,336
Net revenues	47,596,217	27,592,373	98,309,322	53,917,156

Operating partner commissions	21,691,079	14,897,910	43,988,958	28,877,261
Personnel costs	13,279,317	6,976,480	27,722,412	13,536,426
Selling, general and administrative expenses	6,628,468	2,882,218	13,091,902	5,530,284
Depreciation and amortization	3,118,854	1,099,713	6,223,853	2,378,794
Transition and lease termination costs	1,157,420	395,086	4,319,648	395,086
Impairment of acquired intangible assets	3,679,825	—	3,679,825	—
Change in contingent consideration	598,233	(170,796)	186,233	(720,796)
Total operating expenses	50,153,196	26,080,611	99,212,831	49,997,055

Income (loss) from operations	(2,556,979)	1,511,762	(903,509)	3,920,101

Other income (expense):
Interest income	7,696	732	14,477	1,657
Interest expense	(1,317,546)	(96,442)	(2,735,475)	(187,901)
Foreign exchange gain	218,246	37,584	468,752	112,082
Other	23,982	23,149	118,502	75,473
Total other income (expense):	(1,067,622)	(34,977)	(2,133,744)	1,311

Income (loss) before income tax expense	(3,624,601)	1,476,785	(3,037,253)	3,921,412

Income tax benefit (expense)	1,627,233	(616,491)	1,393,895	(1,518,417)

Net income (loss)	(1,997,368)	860,294	(1,643,358)	2,402,995
Less: Net income attributable to non-controlling interest	(18,699)	(21,555)	(33,813)	(43,592)

Net income (loss) attributable to Radiant Logistics, Inc.	(2,016,067)	838,739	(1,677,171)	2,359,403
Less: Preferred stock dividends	(511,387)	(511,388)	(1,022,775)	(1,022,776)

Net income (loss) attributable to common stockholders	$(2,527,454)	$327,351	$(2,699,946)	$1,336,627

Other comprehensive income (loss):
Foreign currency translation gain	566,888	—	1,421,485	—
Comprehensive income (loss)	$(1,960,566)	$327,351	$(1,278,461)	$1,336,627

Net income (loss) per common share - basic and diluted	$(0.05)	$0.01	$(0.06)	$0.04

Weighted average shares outstanding:
Basic shares	48,732,762	34,627,645	48,054,100	34,488,616
Diluted shares	48,732,762	36,184,653	48,054,100	36,005,995

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Reconciliation of Net

Income per share to Adjusted Net Income per share

(unaudited)

As used in this report, Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 36% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income and Adjusted Net Income per Share, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include acquisition costs, transition, severance and lease termination costs, non-recurring litigation expenses as well as depreciation and amortization and certain other non-cash charges.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, severance and lease termination costs, extraordinary items, share based compensation expense, non-recurring litigation expenses and other non-cash charges. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted Net Income and Adjusted Net income per Share, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity. Normalized Adjusted EBITDA represents the Adjusted EBITDA but also adds back transition costs associated with the SBA back-office that is projected to be eliminated as Radiant’s back office in Bellevue Washington will absorb these services.

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Net income (loss) attributable to common stockholders	$(2,527,454)	$327,351	$(2,699,946)	$1,336,627

Net income (loss) per common share - basic and diluted	$(0.05)	$0.01	$(0.06)	$0.04

Reconciliation of net income to adjusted net income:
Net income (loss) attributable to common stockholders	$(2,527,454)	$327,351	$(2,699,946)	$1,336,627
Adjustments to net income:
Income tax expense (benefit)	(1,627,233)	616,491	(1,393,895)	1,518,417
Depreciation and amortization	3,118,854	1,099,713	6,223,853	2,378,794
Change in contingent consideration	598,233	(170,796)	186,233	(720,796)
Lease termination costs	49,000	395,086	2,107,343	395,086
Acquisition related costs	477,271	577,506	1,477,048	672,277
Non-recurring legal costs	411,855	66,353	721,927	186,466
Amortization of loan fees	99,991	15,295	200,982	30,590
Transition costs associated with acquisitions	737,383	—	1,377,639	—
Loss on impairment of acquired intangible assets	3,679,825	—	3,679,825	—

Adjusted Net Income before income taxes	5,017,725	2,926,999	11,881,009	5,797,461

Provision for income taxes at 36% before preferred dividend requirement	(1,990,480)	(1,237,819)	(4,645,362)	(2,455,285)

Adjusted net income	$3,027,245	$1,689,180	$7,235,647	$3,342,176

Adjusted net income per common share:
Basic	$0.06	$0.05	$0.15	$0.10
Diluted	$0.06	$0.05	$0.15	$0.09

	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of net income to adjusted EBITDA	2015	2014	2015	2014

Net income (loss) attributable to common stockholders	$(2,527,454)	$327,351	$(2,699,946)	$1,336,627
Preferred stock dividends	511,387	511,388	1,022,775	1,022,776

Net income (loss) attributable to Radiant Logistics, Inc.	(2,016,067)	838,739	(1,677,171)	2,359,403
Income tax expense (benefit)	(1,627,233)	616,491	(1,393,895)	1,518,417
Depreciation and amortization	3,118,854	1,099,713	6,223,853	2,378,794
Net interest expense	1,309,850	95,710	2,720,998	186,244

EBITDA	785,404	2,650,653	5,873,785	6,442,858

Share-based compensation	368,097	246,839	758,196	451,568
Change in contingent consideration	598,233	(170,796)	186,233	(720,796)
Acquisition related costs	477,271	577,506	1,477,048	672,277
Non-recurring legal costs	411,855	66,353	721,927	186,466
Lease termination costs	49,000	395,086	2,107,343	395,086
Loss on impairment of acquired intangible assets	3,679,825	—	3,679,825	—
Foreign exchange gain	(218,246)	(37,584)	(468,752)	(112,082)

Adjusted EBITDA	6,151,439	3,728,057	14,335,605	7,315,377
Transition costs	737,383	—	1,377,639	—
Normalized Adjusted EBITDA	$6,888,822	$3,728,057	$15,713,244	$7,315,377
As a % of Net Revenues	14.5%	13.5%	16.0%	13.6%

Reconciliation of Non-GAAP Financial Measures to Preliminary Guidance

This press release contains certain non-GAAP financial measures as defined under the Securities Exchange Commission (“SEC”) rules such as adjusted net income, adjusted net income per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe that supplemental disclosure of these amounts are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business that eliminates depreciation, amortization and certain other non-cash costs and other significant items that are not part of regular operating activities. This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States. A reconciliation of adjusted net income, adjusted net income per share and adjusted EBITDA for the Company’s preliminary guidance for its fiscal year ending June 30, 2016 is as follows:

(in thousands, except for earnings per share)

Outlook Fiscal Year Ending June 30, 2016
Net income attributable to Radiant Logistics, Inc.	$190 – $1,470
Less: Preferred Dividend Requirement	$(2,046)
Net loss attributable to common stockholders	$(576) – $(1,856)
Net loss per common share:
Basic and Diluted	$(0.01) – (0.04)
Weighted average shares outstanding:
Basic shares	48,735,000
Diluted shares	49,550,000

Reconciliation of net income to adjusted net income:
Net loss attributable to common stockholders	$(576) – $(1,856)
Adjustments to net income:
Income tax expense	$160 - $880
Depreciation and amortization	$12,239
Lease Termination Costs	$2,107
Impairment of acquired intangible assets	$3,680
Change in contingent consideration	$274
Adjusted net income before taxes	$16,604 - $18,604
Less: Provision for income taxes at blended 36% before preferred dividend requirement of $2,046	$(6,714) – (7,434)
Adjusted net income	$9,890 - $11,170
Adjusted net income per common share:
Basic	$0.20 – 0.23
Diluted	$0.20 – 0.23

Reconciliation of net income to adjusted EBITDA:	Outlook Fiscal Year Ending June 30, 2016
Net income attributable to Radiant Logistics, Inc.	$190 – $1,470
Less: Preferred dividends	$(2,046)
Net loss attributable to common stockholders	$(576) – $(1,856)
Adjustments to net income:
Preferred dividend	$2,046
Interest expense - net	$5,205
Income tax expense	$160 – $880
Depreciation and amortization	$12,239
EBITDA	$17,794 -$19,794
Share-based compensation	$1,493
Change in contingent consideration	$274
Acquisition related costs	$1,677
Impairment of acquired intangible assets	$3,680
Non-recurring legal costs	$1,444
Lease termination costs	$2,107
Foreign exchange gain	$(469)
Adjusted EBITDA	$28,000 - $30,000

This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.